EATON VANCE CORP.

DEFERRED ALPHA INCENTIVE PLAN

(as amended and restated October 25, 2017)

First Amendment

WHEREAS, Eaton Vance Corp. (the “Company”) has established the Deferred Alpha Incentive Plan (the “Plan”) as a long-term compensation plan intended to reward eligible investment professionals;

WHEREAS, the Plan was designed to permit Incentive Awards to certain executives to satisfy the requirements for “performance-based compensation” within the meaning of section 162(m) of the Code (“Section 162(m)”);

WHEREAS, the Tax Cuts and Jobs Act of 2017 repealed the provisions of Section 162(m) relating to performance-based compensation except with respect to certain grandfathered awards;

WHEREAS, the Company wishes to preserve the status of certain previously granted Incentive Awards as eligible for grandfather treatment as performance-based compensation within the meaning of Section 162(m); and

WHEREAS, notwithstanding the continued applicability of the Plan as in existence prior to this First Amendment with respect to previously granted Incentive Awards, the Company wishes to provide for additional flexibility in designing Incentive Awards made on and after the date of this First Amendment in order to facilitate such Incentive Awards being based on the performance of a sub-portfolio or strategy, it being understood that no such Incentive Award could qualify for exception to Section 162(m) in light of the changes effected by the Tax Cuts and Jobs Act of 2017.

NOW, THEREFORE, the Committee amends the Plan, effective for Incentive Awards granted on and after the date of adoption of this First Amendment, as follows. Terms not otherwise defined have the meaning ascribed to them in the Plan.

1. Section IV C. is amended by inserting the words “designated investment portfolio,” immediately following the words “seed account,” in the first sentence of such section.

2. Section IV C. is further amended by inserting the words “except as may otherwise be provided by the Committee in the Notice of Grant,” immediately following the words “For purposes of the Plan,” in the first sentence of the second paragraph of such section.

3. Section IV C. is further amended by adding the following sentence at the end of the second paragraph of such section: “In the event that an investment product’s return is not available from a third-party vendor, the Committee may utilize an administrative valuation.”

The amendments made herein shall have no application to Incentive Awards granted prior to the date hereof.

IN WITNESS WHEREOF, the Committee adopts this First Amendment by action taken on October 29, 2019.

Compensation Committee